Exhibit 99.1

Press Release
November 4, 2008
Holly Corporation Reports Third Quarter Results
Dallas, Texas, November 4, 2008 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported third quarter net income of $49.9 million ($1.00 per basic and diluted share) compared to $58.1 million ($1.06 per basic and $1.04 per diluted share) for the same period of 2007. For the nine months ended September 30, 2008, net income was $70.0 million ($1.39 per basic and $1.38 per diluted share) compared to $284.3 million ($5.17 per basic and $5.08 per diluted share) for the first nine months of 2007.
Net income for the third quarter and the nine months ended September 30, 2008 decreased compared to the same periods in 2007. Our pre-tax income for the 2008 third quarter of $75.6 million decreased $1.6 million as compared to the 2007 third quarter. Contributing to the relatively flat quarter-over-quarter pre-tax income levels were an improvement in refined product margins, increased production at the Navajo Refinery and a reduction in general and administrative expenses, offset by reduced production at the Woods Cross Refinery and increases in overall refinery operating expenses. Overall refinery gross margins were $15.17 per produced barrel for the 2008 third quarter, an 18% increase compared to $12.84 for last year’s third quarter. Net income for the 2008 third quarter was negatively affected versus the 2007 third quarter due to a higher normalized income tax rate as compared to the third quarter of 2007. Comparing the first nine months of 2008 to the same period in 2007, the net income decrease was principally the result of a reduction in refined product margins during the first half of 2008. Our overall refinery gross margins were $10.57 per produced barrel for the first nine months of 2008, a 45% decrease compared to $19.32 for the comparable period of 2007.
Overall refinery production levels were relatively flat for the third quarter. Production gains at our Navajo Refinery during the current year’s third quarter were offset by a decline in production at our Woods Cross Refinery due to a scheduled major maintenance turnaround. For the first nine months of 2008, our production levels decreased 3% compared to the same period of 2007 due to unplanned downtime and power outages at our refineries during the second quarter of 2008 and the turnaround at Woods Cross in the third quarter.
Sales and other revenues increased 42% for the three months ended September 30, 2008 and 48% for the nine months ended September 30, 2008 compared to the three and nine months ended September 30, 2007, respectively, due principally to higher refined product sales prices offset by a decrease in produced refined products sold. Cost of products sold increased 45% for the three months ended September 30, 2008 and 68% for the nine months ended September 30, 2008 compared to the three and nine months ended September 30, 2007, respectively, due principally to higher crude oil acquisition costs. Operating expenses for both the three and nine month periods increased primarily due to the inclusion of Holly Energy Partners, L.P. (NYSE-HEP) (“HEP”) operating costs beginning March 1, 2008. Excluding the inclusion of HEP’s operating expenses in the current year, operating expenses were $7.9 million and $27.9 million higher for the three months and nine months ended September 30, 2008, respectively, compared to the same periods in 2007. This increase was primarily the result of and higher utility and payroll costs. Also contributing to the increase for the first nine months of 2008, was a year-to-date increase in maintenance costs resulting from unplanned downtime during the second quarter. Partially offsetting these operating expense increases was a year-over-year reduction in general and administrative expenses of $4.6 million and $16.2 million for the three and nine months ended September 30, 2009, respectively. Our income tax rate for the three months ended September 30, 2007 was unusually low due to the utilization of low sulfur diesel fuel production tax credits and the effects of a higher estimated effective tax rate during the first half of 2007 as compared to the nine months ended September 30, 2007.
In February 2008, HEP acquired our crude pipelines and tankage assets. As a result of this transaction, we determined that our beneficial interest in HEP exceeds 50%, therefore, we reconsolidated HEP effective March 1, 2008. We no longer record our share of its earnings under the equity method of accounting. Accordingly, a significant increase in operating costs and expenses for the nine months ended September 30, 2008 was due to the inclusion of $24.7 million of HEP’s operating expenses and $14.3 million of additional depreciation and amortization resulting from our consolidation of HEP. This press release includes key segment information that shows the impact of this reconsolidation on certain balance sheet and income statement amounts.
“We are very pleased with our third quarter results. In a quarter that included turnaround related downtime at our Woods Cross Refinery, our company delivered a solid performance. Although 2008 has been a challenging year, we realized an 18% year-over-year increase in our overall gross refining margins for the quarter. Refining gross margins returned to a much healthier level during the quarter as gasoline and non-transportation product crack spreads widened considerably relative to the first six months of the year, and we realized increased production of higher valued diesel fuel. Margin improvement was particularly evident in the markets served by our Woods Cross refinery where our gross refining margin averaged $28.04 per barrel, a 42% increase over last year’s third quarter. Our Navajo Refinery also performed well, realizing a gross margin increase of 19% on a per barrel basis for the quarter. During the third quarter, we completed a major maintenance turnaround at Woods Cross and are in the process of commissioning our feedstock flexibility and expansion project at the same refinery. This will result in a 5,000 BPSD or 19% capacity increase, increase our ability to produce a higher percentage of diesel fuel and process a greater percentage of lower priced crude oil. Also, our project to expand and upgrade our Navajo Refinery remains on schedule for completion in the first quarter of 2009. Good financial performance coupled with a culture of fiscal conservatism has allowed us to continue to improve our facilities while retaining one of the strongest balance sheets in our industry. We finished the third quarter of 2008 with over $225.0 million in cash and marketable securities, no Holly Corporation debt and nothing outstanding under our $175 million credit facility. I commend the hard work of our employees who have and continue to make these accomplishments possible,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly.”

The Company has scheduled a conference call for today, November 4, 2008 at 10:00 a.m. Eastern Time to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is 68070249. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=52112. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available through November 18, 2008.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 85,000 BPSD refinery located in Artesia, New Mexico and a 31,000 BPSD refinery in Woods Cross, Utah. Also, a subsidiary of Holly owns a 46% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	September 30,		Change from 2007
	2008	2007	Change	Percent
		(In thousands, except per share data)
Sales and other revenues	$1,719,920	$1,208,671	$511,249	42.3%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	1,534,776	1,059,471	475,305	44.9
Operating expenses (exclusive of depreciation, depletion and amortization)	71,130	52,185	18,945	36.3
General and administrative expenses (exclusive of depreciation, depletion and amortization)	14,169	18,798	(4,629)	(24.6)
Depreciation, depletion and amortization	16,740	10,531	6,209	59.0
Exploration expenses, including dry holes	129	54	75	138.9

Total operating costs and expenses	1,636,944	1,141,039	495,905	43.5

Income from operations	82,976	67,632	15,344	22.7
Other income (expense):
Equity in earnings of HEP	—	5,564	(5,564)	(100.0)
Minority interest in earnings of HEP	(1,847)	—	(1,847)	—
Interest income	1,896	4,368	(2,472)	(56.6)
Interest expense	(7,376)	(297)	(7,079)	2,383.5

	(7,327)	9,635	(16,962)	(176.0)

Income from operations before income taxes	75,649	77,267	(1,618)	(2.1)
Income tax provision	25,750	19,141	6,609	34.5

Net income	$49,899	$58,126	$(8,227)	(14.2)%

Net income per share — basic	$1.00	$1.06	$(0.06)	(5.7)%

Net income per share — diluted	$1.00	$1.04	$(0.04)	(3.8)%

Cash dividends declared per common share	$0.15	$0.12	$0.03	25.0%

Average number of common shares outstanding:
Basic	49,717	54,819	(5,102)	(9.3)%
Diluted	50,032	55,853	(5,821)	(10.4)%

	Nine Months Ended
	September 30,		Change from 2007
	2008	2007	Change	Percent
		(In thousands, except per share data)
Sales and other revenues	$4,943,726	$3,351,535	$1,592,191	47.5%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	4,538,763	2,708,422	1,830,341	67.6
Operating expenses (exclusive of depreciation, depletion and amortization)	206,013	153,430	52,583	34.3
General and administrative expenses (exclusive of depreciation, depletion and amortization)	39,833	55,993	(16,160)	(28.9)
Depreciation, depletion and amortization	45,978	32,623	13,355	40.9
Exploration expenses, including dry holes	344	311	33	10.6

Total operating costs and expenses	4,830,931	2,950,779	1,880,152	63.7

Income from operations	112,795	400,756	(287,961)	(71.9)
Other income (expense):
Equity in earnings of HEP	2,990	13,864	(10,874)	(78.4)
Minority interest in earnings of HEP	(3,142)	—	(3,142)	(100.0)
Interest income	9,277	10,478	(1,201)	(11.5)
Interest expense	(15,619)	(840)	(14,779)	1,759.4

	(6,494)	23,502	(29,996)	(127.6)

Income from operations before income taxes	106,301	424,258	(317,957)	(74.9)
Income tax provision	36,301	139,963	(103,662)	(74.1)

Net income	$70,000	$284,295	$(214,295)	(75.4)%

Net income per share — basic	$1.39	$5.17	$(3.78)	(73.1)%

Net income per share — diluted	$1.38	$5.08	$(3.70)	(72.8)%

Cash dividends declared per common share	$0.45	$0.34	$0.11	32.4%

Average number of common shares outstanding:
Basic	50,339	54,988	(4,649)	(8.5)%
Diluted	50,717	56,017	(5,300)	(9.5)%
Balance Sheet Data

	September 30,	December 31,
	2008	2007
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$230,592	$329,784
Working capital	$85,920	$216,541
Total assets	$2,240,423	$1,663,945
Long-term debt – HEP	$340,851	$—
Stockholders’ equity	$509,917	$593,794

Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other and include the operations of Holly Corporation, our parent company, and a small-scale oil and gas exploration and production program.
The Refining segment includes the operations of our Navajo Refinery, Woods Cross Refinery and Holly Asphalt Company. The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery and Woods Cross Refinery. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Idaho, Washington and northern Mexico. The Refining segment also includes Holly Asphalt Company which manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP effective March 1, 2008 (date of reconsolidation). HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico and Utah. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through their pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at their storage tanks and terminals. The HEP segment also includes a 70% interest in Rio Grande Pipeline Company (“Rio Grande”) which provides petroleum products transportation services. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
			(In thousands)
Three Months Ended September 30, 2008
Sales and other revenues	$1,711,445	$30,518	$570	$(22,613)	$1,719,920
Operating expenses	$60,084	$11,033	$13	$—	$71,130
General and administrative expenses	$4	$1,596	$12,569	$—	$14,169
Depreciation and amortization	$9,666	$6,044	$1,030	$—	$16,740
Income (loss) from operations	$84,302	$11,845	$(13,171)	$—	$82,976
Capital expenditures	$83,154	$8,835	$660	$—	$92,649

Three Months Ended September 30, 2007
Sales and other revenues	$1,208,245	$—	$426	$—	$1,208,671
Operating expenses	$52,188	$—	$(3)	$—	$52,185
General and administrative expenses	$—	$—	$18,798	$—	$18,798
Depreciation and amortization	$9,574	$—	$957	$—	$10,531
Income (loss) from operations	$87,048	$—	$(19,416)	$—	$67,632
Capital expenditures	$38,829	$—	$1,855	$—	$40,684

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)
Nine Months Ended September 30, 2008
Sales and other revenues	$4,925,022	$67,234	$1,857	$(50,387)	$4,943,726
Operating expenses	$181,483	$24,694	$20	$(184)	$206,013
General and administrative expenses	$5	$3,477	$36,351	$—	$39,833
Depreciation and amortization	$28,646	$14,274	$3,058	$—	$45,978
Income (loss) from operations	$125,922	$24,789	$(37,916)	$—	$112,795
Capital expenditures	$268,479	$21,037	$1,917	$—	$291,433

Nine Months Ended September 30, 2007
Sales and other revenues	$3,350,604	$—	$931	$—	$3,351,535
Operating expenses	$153,419	$—	$11	$—	$153,430
General and administrative expenses	$—	$—	$55,993	$—	$55,993
Depreciation and amortization	$30,504	$—	$2,119	$—	$32,623
Income (loss) from operations	$458,295	$—	$(57,539)	$—	$400,756
Capital expenditures	$103,798	$—	$9,417	$—	$113,215

September 30, 2008
Cash, cash equivalents and investments in marketable securities	$—	$2,118	$228,474	$—	$230,592
Total assets	$1,546,877	$449,934	$256,855	$(13,243)	$2,240,423
Total debt	$—	$364,851	$—	$—	$364,851

December 31, 2007
Cash, cash equivalents and investments in marketable securities	$—	$—	$329,784	$—	$329,784
Total assets	$1,271,163	$—	$392,782	$—	$1,663,945

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Navajo Refinery
Crude charge (BPD) (1)	78,610	76,100	78,200	78,550
Refinery production (BPD) (2)	88,710	81,110	86,780	86,030
Sales of produced refined products (BPD)	88,920	80,500	87,630	85,500
Sales of refined products (BPD) (3)	94,760	99,000	96,290	98,740

Refinery utilization (4)	92.5%	89.5%	92.0%	93.9%

Average per produced barrel (5)
Net sales	$133.44	$88.46	$122.82	$85.88
Cost of products (6)	120.75	77.80	113.76	67.32

Refinery gross margin	12.69	10.66	9.06	18.56
Refinery operating expenses (7)	4.92	4.69	4.96	4.37

Net operating margin	$7.77	$5.97	$4.10	$14.19

Feedstocks:
Sour crude oil	75%	84%	79%	79%
Sweet crude oil	13%	8%	10%	9%
Other feedstocks and blends	12%	8%	11%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	57%	57%	58%
Diesel fuels	34%	31%	33%	30%
Jet fuels	1%	3%	1%	3%
Fuel oil	3%	3%	3%	3%
Asphalt	3%	3%	3%	3%
LPG and other	3%	3%	3%	3%

Total	100%	100%	100%	100%

Woods Cross Refinery(8)
Crude charge (BPD) (1)	14,400	22,130	21,090	24,180
Refinery production (BPD) (2)	15,080	22,580	21,330	25,460
Sales of produced refined products (BPD)	17,250	25,250	22,090	26,490
Sales of refined products (BPD) (3)	18,450	25,550	23,470	26,760

Refinery utilization (4)	55.4%	85.1%	81.1%	93.0%

Average per produced barrel (5)
Net sales	$145.86	$93.06	$124.98	$86.69
Cost of products (6)	117.82	73.27	108.40	64.91

Refinery gross margin	28.04	19.79	16.58	21.78
Refinery operating expenses (7)	8.78	5.01	7.59	4.66

Net operating margin	$19.26	$14.78	$8.99	$17.12

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Woods Cross Refinery
Feedstocks:
Sour crude oil	—%	1%	1%	1%
Sweet crude oil	68%	77%	74%	76%
Black wax crude oil	23%	15%	20%	14%
Other feedstocks and blends	9%	7%	5%	9%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	59%	59%	63%	60%
Diesel fuels	35%	30%	28%	29%
Jet fuels	1%	3%	1%	2%
Fuel oil	3%	6%	5%	6%
Asphalt	1%	1%	1%	1%
LPG and other	1%	1%	2%	2%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	93,010	98,230	99,290	102,730
Refinery production (BPD) (2)	103,790	103,690	108,110	111,490
Sales of produced refined products (BPD)	106,170	105,750	109,720	111,990
Sales of refined products (BPD) (3)	113,210	124,550	119,760	125,500

Refinery utilization (4)	83.8%	88.5%	89.5%	93.7%

Average per produced barrel (5)
Net sales	$135.45	$89.56	$123.25	$86.07
Cost of products (6)	120.28	76.72	112.68	66.75

Refinery gross margin	15.17	12.84	10.57	19.32
Refinery operating expenses (7)	5.55	4.77	5.49	4.44

Net operating margin	$9.62	$8.07	$5.08	$14.88

Feedstocks:
Sour crude oil	64%	66%	63%	61%
Sweet crude oil	21%	23%	23%	25%
Black wax crude oil	3%	3%	4%	3%
Other feedstocks and blends	12%	8%	10%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	57%	58%	59%
Diesel fuels	34%	31%	32%	29%
Jet fuels	1%	3%	1%	3%
Fuel oil	3%	4%	3%	4%
Asphalt	3%	3%	3%	2%
LPG and other	2%	2%	3%	3%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased from 109,000 BPSD to 111,000 BPSD in mid-year 2007.

(5)	Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization.

(8)	There was a scheduled major maintenance turnaround at the Woods Cross Refinery during the 2008 third quarter.
Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
		(In thousands)
Income	$49,899	$58,126	$70,000	$284,295
Add provision for income tax	25,750	19,141	36,301	139,963
Add interest expense	7,376	297	15,619	840
Subtract interest income	(1,896)	(4,368)	(9,277)	(10,478)
Add depreciation and amortization	16,740	10,531	45,978	32,623

EBITDA	$97,869	$83,727	$158,621	$447,243

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Average per produced barrel:

Navajo Refinery
Net sales	$133.44	$88.46	$122.82	$85.88
Less cost of products	120.75	77.80	113.76	67.32

Refinery gross margin	$12.69	$10.66	$9.06	$18.56

Woods Cross Refinery
Net sales	$145.86	$93.06	$124.98	$86.69
Less cost of products	117.82	73.27	108.40	64.91

Refinery gross margin	$28.04	$19.79	$16.58	$21.78

Consolidated
Net sales	$135.45	$89.56	$123.25	$86.07
Less cost of products	120.28	76.72	112.68	66.75

Refinery gross margin	$15.17	$12.84	$10.57	$19.32

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$12.69	$10.66	$9.06	$18.56
Less refinery operating expenses	4.92	4.69	4.96	4.37

Net operating margin	$7.77	$5.97	$4.10	$14.19

Woods Cross Refinery
Refinery gross margin	$28.04	$19.79	$16.58	$21.78
Less refinery operating expenses	8.78	5.01	7.59	4.66

Net operating margin	$19.26	$14.78	$8.99	$17.12

Consolidated
Refinery gross margin	$15.17	$12.84	$10.57	$19.32
Less refinery operating expenses	5.55	4.77	5.49	4.44

Net operating margin	$9.62	$8.07	$5.08	$14.88

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Navajo Refinery
Average sales price per produced barrel sold	$133.44	$88.46	$122.82	$85.88
Times sales of produced refined products sold (BPD)	88,920	80,500	87,630	85,500
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$1,091,625	$655,135	$2,948,984	$2,004,568

Woods Cross Refinery
Average sales price per produced barrel sold	$145.86	$93.06	$124.98	$86.69
Times sales of produced refined products sold (BPD)	17,250	25,250	22,090	26,490
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$231,480	$216,178	$756,461	$626,922

Sum of refined products sales from produced products sold from our two refineries (4)	$1,323,105	$871,313	$3,705,445	$2,631,490
Add refined product sales from purchased products and rounding(1)	83,435	150,574	338,933	321,443

Total refined products sales	1,406,540	1,021,887	4,044,378	2,952,933
Add direct sales of excess crude oil(2)	259,725	143,277	777,162	296,800
Add other refining segment revenue(3)	45,180	43,081	103,482	100,871

Total refining segment revenue	1,711,445	1,208,245	4,925,022	3,350,604
Add HEP segment sales and other revenue	30,518	—	67,234	—
Add corporate and other revenues	570	426	1,857	931
Subtract consolidations and eliminations	(22,613)	—	(50,387)	—

Sales and other revenues	$1,719,920	$1,208,671	$4,943,726	$3,351,535

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Average sales price per produced barrel sold	$135.45	$89.56	$123.25	$86.07
Times sales of produced refined products sold (BPD)	106,170	105,750	109,720	111,990
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$1,323,105	$871,313	$3,705,445	$2,631,490

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Navajo Refinery
Average cost of products per produced barrel sold	$120.75	$77.80	$113.76	$67.32
Times sales of produced refined products sold (BPD)	88,920	80,500	87,630	85,500
Times number of days in period	92	92	274	273

Cost of products for produced products sold	$987,812	$576,187	$2,731,448	$1,571,350

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Woods Cross Refinery
Average cost of products per produced barrel sold	$117.82	$73.27	$108.40	$64.91
Times sales of produced refined products sold (BPD)	17,250	25,250	22,090	26,490
Times number of days in period	92	92	274	273

Cost of products for produced products sold	$186,980	$170,206	$656,108	$469,414

Sum of cost of products for produced products sold from our two refineries (4)	$1,174,792	$746,393	$3,387,556	$2,040,764
Add refined product costs from purchased products sold and rounding (1)	85,188	149,569	343,712	317,905

Total refined cost of products sold	1,259,980	895,962	3,731,268	2,358,669
Add crude oil cost of direct sales of excess crude oil(2)	257,033	143,383	771,209	297,289
Add other refining segment costs of products sold(3)	40,376	20,126	86,489	52,464

Total refining segment cost of products sold	1,557,389	1,059,471	4,588,966	2,708,422
Subtract consolidations and eliminations	(22,613)	—	(50,203)	—

Costs of products sold (exclusive of depreciation, depletion and amortization)	$1,534,776	$1,059,471	$4,538,763	$2,708,422

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt Company and costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Average cost of products per produced barrel sold	$120.28	$76.72	$112.68	$66.75
Times sales of produced refined products sold (BPD)	106,170	105,750	109,720	111,990
Times number of days in period	92	92	274	273

Cost of products for produced products sold	$1,174,792	$746,393	$3,387,556	$2,040,764

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.92	$4.69	$4.96	$4.37
Times sales of produced refined products sold (BPD)	88,920	80,500	87,630	85,500
Times number of days in period	92	92	274	273

Refinery operating expenses for produced products sold	$40,249	$34,734	$119,093	$102,002

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$8.78	$5.01	$7.59	$4.66
Times sales of produced refined products sold (BPD)	17,250	25,250	22,090	26,490
Times number of days in period	92	92	274	273

Refinery operating expenses for produced products sold	$13,934	$11,638	$45,940	$33,700

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Sum of refinery operating expenses per produced products sold from our two refineries (2)	$54,183	$46,372	$165,033	$135,702
Add other refining segment operating expenses and rounding (1)	5,901	5,816	16,450	17,717

Total refining segment operating expenses	60,084	52,188	181,483	153,419
Add HEP segment operating expenses	11,033	—	24,694	—
Add corporate and other costs	13	(3)	(164)	11

Operating expenses (exclusive of depreciation, depletion and amortization)	$71,130	$52,185	$206,013	$153,430

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt Company.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Average refinery operating expenses per produced barrel sold	$5.55	$4.77	$5.49	$4.44
Times sales of produced refined products sold (BPD)	106,170	105,750	109,720	111,990
Times number of days in period	92	92	274	273

Refinery operating expenses for produced products sold	$54,183	$46,372	$165,033	$135,702

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Navajo Refinery
Net operating margin per barrel	$7.77	$5.97	$4.10	$14.19
Add average refinery operating expenses per produced barrel	4.92	4.69	4.96	4.37

Refinery gross margin per barrel	12.69	10.66	9.06	18.56
Add average cost of products per produced barrel sold	120.75	77.80	113.76	67.32

Average net sales per produced barrel sold	$133.44	$88.46	$122.82	$85.88
Times sales of produced refined products sold (BPD)	88,920	80,500	87,630	85,500
Times number of days in period	92	92	274	273

Refined products sales from produced products sold	$1,091,625	$655,135	$2,948,984	$2,004,568

Woods Cross Refinery
Net operating margin per barrel	$19.26	$14.78	$8.99	$17.12
Add average refinery operating expenses per produced barrel	8.78	5.01	7.59	4.66

Refinery gross margin per barrel	28.04	19.79	16.58	21.78
Add average cost of products per produced barrel sold	117.82	73.27	108.40	64.91

Average net sales per produced barrel sold	$145.86	$93.06	$124.98	$86.69
Times sales of produced refined products sold (BPD)	17,250	25,250	22,090	26,490
Times number of days in period	92	92	274	273

Refined products sales from produced products sold	$231,480	$216,178	$756,461	$626,922

Sum of refined products sales from produced products sold from our two refineries (4)	$1,323,105	$871,313	$3,705,445	$2,631,490
Add refined product sales from purchased products and rounding (1)	83,435	150,574	338,933	321,443

Total refined products sales	1,406,540	1,021,887	4,044,378	2,952,933
Add direct sales of excess crude oil(2)	259,725	143,277	777,162	296,800
Add other refining segment revenue (3)	45,180	43,081	103,482	100,871

Total refining segment revenue	1,711,445	1,208,245	4,925,022	3,350,604
Add HEP segment sales and other revenues	30,518	—	67,234	—
Add corporate and other revenues	570	426	1,857	931
Subtract consolidations and eliminations	(22,613)	—	(50,387)	—

Sales and other revenues	$1,719,920	$1,208,671	$4,943,726	$3,351,535

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net operating margin per barrel	$9.62	$8.07	$5.08	$14.88
Add average refinery operating expenses per produced barrel	5.55	4.77	5.49	4.44

Refinery gross margin per barrel	15.17	12.84	10.57	19.32
Add average cost of products per produced barrel sold	120.28	76.72	112.68	66.75

Average sales price per produced barrel sold	$135.45	$89.56	$123.25	$86.07
Times sales of produced refined products sold (BPD)	106,170	105,750	109,720	111,990
Times number of days in period	92	92	274	273

Refined product sales from produced products sold	$1,323,105	$871,313	$3,705,445	$2,631,490

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
      Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555